Press Release
FOR IMMEDIATE RELEASE

Contact: Sandra Novick Corporate Secretary (631) 537-1001, ext. 7263

BRIDGE BANCORP, INC. REPORTS
SECOND QUARTER 2005 EARNINGS

(Bridgehampton, NY - July 22, 2005) Bridge Bancorp, Inc. (the “Company”) (NASDAQ®/OTCBB: BDGE), the holding company for The Bridgehampton National Bank (the “Bank”), today reported earnings for the second quarter of 2005. Net income for the three months ended June 30, 2005 was $2,325,000, decreasing $217,000 from earnings of $2,542,000 for the same period last year. Diluted earnings per share for the second quarter 2005 were $0.37, a decrease of $0.03, or 7.5% from $0.40 per diluted share for the second quarter of 2004. Net income for the six month period ended June 30, 2005 was $4,575,000, decreasing 11.5% from $5,167,000 for the first six months of 2004.  Diluted earnings per share for the six month period ended June 30, 2005 were $0.73, a decrease of $.09, or 11.0% from $0.82 per diluted share for the first six months of 2004.

Thomas J. Tobin, President and Chief Executive Officer of Bridge Bancorp, Inc. commented on the Company’s results of operations, “Total assets of $557,321,000 at June 30, 2005 are relatively flat from June 30, 2004 with growth of less than one percent. During the second quarter, the Federal Reserve Open Market Committee continued raising short term interest rates, while long term rates remained persistently low. Still, consistent with the first quarter of 2005, we maintained a net interest margin of 4.9% for the three month period ended June 30, 2005. The Company gave careful consideration to containing asset growth, as the flatness of the treasury yield curve made longer duration investments and loans less attractive.”

Mr. Tobin continued, “Controlling asset growth included reducing volatile deposits this year helping to moderate our net interest margin. To this end, average demand deposit growth remains strong at 10.5% or $16.3 million, while overall average deposits increased only 1.8 % or $8.4 million, when comparing the six month periods of 2005 and 2004. Last quarter we reported that the Bank responded to competitive pressures by raising interest rates on interest bearing deposits with the objective of protecting existing customer relationships in the face of increasing competition for deposits in our market area. This strategy was effective as customer retention remains strong.  Average loans grew 5.4% or $15.4 million for the six month period year over year, a slower pace than for the comparable periods in the prior two years.

“Although earnings decreased year over year, our returns on average equity and assets of 19.3% and 1.68% respectively, continues the Company’s ranking among top performing financial institutions nationwide. Further, the Company's capital position remains strong.

“Looking toward the positive effects of future deposit growth on our net interest income, we continued to invest in infrastructure that supports core deposit growth without reaching out to more expensive short term wholesale funding. We anticipate that our Westhampton Beach branch, currently under construction, will open by year end, and we are also in the process of upgrading branch locations with new facilities in existing markets. At the same time, we are proactively seeking expansion opportunities in new markets that allow us to build upon our business model. We are pleased that we have been able to fill key senior and middle management positions, both front line and back office, as we position ourselves for future growth, and continually strive to improve customer service and business opportunities through the development of a more experienced, customer oriented staff. Despite resulting increases to our salaries and benefits expense, the Company maintained an efficiency ratio of 48.8%.”

Mr. Tobin concluded, “We are confident in our business strategies. We believe that these efforts, along with continued focus on diversification of our revenue streams, will allow Bridge Bancorp, Inc. to continue to reward our shareholders with long term financial value.”

The Bridgehampton National Bank continues to be recognized for its steady and consistent financial performance. The Independent Banker reported in its June 2005 issue, “Top 20--Community Banking’s Best Performers,” that The Bridgehampton National Bank ranked 4th and 10th, respectively, among banks of its asset size nationwide in returns on average equity and assets for 2004.

The Bridgehampton National Bank operates retail branches in Bridgehampton, East Hampton, Greenport Village, Hampton Bays, Mattituck, Montauk, Peconic Landing in Greenport, Sag Harbor, Southampton, Southampton Village, and Southold. The Bank’s Westhampton Beach branch will also incorporate a café.

Attached to this release are selected financial highlights for the quarter.

This report may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements, in addition to historical information, which involve risk and uncertainties, are based on the beliefs, assumptions and expectations of management of the Company. Words such as “expects,”“believes,”“should,”“plans,”“anticipates,”“will,”“potential,”“could,”“intend,”“may,”“outlook,”“predict,”“project,”“would,”“estimates,”“assumes,”“likely,” and variations of such similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to the financial condition, expected or anticipated revenue, and results of operations and business of the Company, including earnings growth; revenue growth in retail banking, lending and other areas; origination volume in the Company’s consumer, commercial and other lending businesses; current and future capital management programs; non-interest income levels, including fees from the abstract subsidiary and banking services as well as product sales; tangible capital generation; market share; expense levels; and other business operations and strategies. For this presentation, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies; rates and regulations of federal, state and local tax authorities; changes in interest rates; deposit flows; the cost of funds; demand for loan products; demand for financial services; competition; changes in the quality and composition of the Bank’s loan and investment portfolios; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values and other factors discussed elsewhere in this report, and in other reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this report, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Condition (unaudited)
(In thousands)

	June 30,	December 31,	June 30,
	2005	2004	2004
ASSETS
Cash and cash equivalents	$46,292	$8,862	$15,988
Investment in debt and equity securities, net:
Securities available for sale, at fair value	182,551	202,042	222,169
Securities, restricted	2,169	1,979	1,979
Securities held to maturity	5,951	21,213	11,279
Loans	302,838	296,134	287,932
Less: Allowance for loan losses	(2,410)	(2,188)	(2,172)
Loans, net	300,428	293,946	285,760
Banking premises and equipment, net	14,211	13,817	13,788
Accrued interest receivable and other assets	5,719	5,341	4,989
Total Assets	$557,321	$547,200	$555,952

LIABILITIES AND STOCKHOLDERS' EQUITY
Demand deposits	$194,402	$158,366	$174,189
Savings, N.O.W. and money market deposits	253,861	242,814	267,200
Certificates of deposit of $100,000 or more and other time deposits	57,732	68,131	66,882
Overnight borrowings	-	26,700	3,100
Other liabilities and accrued expenses	3,585	3,976	1,641
Total Stockholders' Equity	47,741	47,213	42,940
Total Liabilities and Stockholders' Equity	$557,321	$547,200	$555,952

BRIDGE BANCORP, INC. AND SUBSIDIARY
Condensed Consolidated Statements of Income (unaudited)
(In thousands, except per share amounts)
	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004

Interest income	$7,004	$6,651	$13,916	$13,094
Interest expense	1,033	563	1,949	1,102
Net interest income	5,971	6,088	11,967	11,992
Provision for loan losses	150	50	150	50
Net interest income after provision for loan losses	5,821	6,038	11,817	11,942

Other income	1,287	1,210	2,245	2,180
Net security gains	52	5	115	626
Other expenses	3,645	3,296	7,213	6,699
Income before income taxes	3,515	3,957	6,964	8,049

Provision for income taxes	1,190	1,415	2,389	2,882
Net income	$2,325	$2,542	$4,575	$5,167
Basic earnings per share	$0.37	$0.41	$0.73	$0.83
Diluted earnings per share	$0.37	$0.40	$0.73	$0.82
Weighted average common shares	6,254	6,251	6,256	6,246
Weighted average common and common equivalent shares	6,307	6,331	6,308	6,330